(P)(2)
                              LOOMIS SAYLES FUNDS

                                CODE OF ETHICS


     In order to ensure that all acts, practices and courses of business engaged in by personnel of Loomis Sayles Funds reflect high standards and comply with the requirements of Section 17(j) of the Investment Company Act of 1940 (the "1940 Act") and Rule 17j-1 thereunder, the Board of Trustees has adopted this Code of Ethics on behalf of the Funds.

I.   Definitions
     -----------

     (A) "The Funds" means Loomis Sayles Funds and "a Fund" means any series thereof.

     (B)  "Access Person" means:

          (1) Any Trustee, officer or Advisory Person of the Funds or the Funds' investment adviser; and

          (2) Any director or officer of the Funds' principal underwriter who, in the ordinary course of business, makes, participates or obtains information regarding, the purchase or sale of Securities by the Funds, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds regarding the purchase or sale of Securities.

     (C) "Acquisition or Disposition" includes, among other things, any Purchase or Sale, the receipt of any gift and the making of any personal or charitable gift of any Security.

     (D)  "Advisory Person" means:

          (1) Any employee of the Funds or their investment adviser (or of any company in a control relationship to the Funds or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Funds, or whose functions relate to the making of any recommendations to the Funds regarding the purchase or sale of Securities; and

          (2) Any natural person in a control relationship to the Funds or their investment adviser who obtains information concerning recommendations with regard to the purchase or sale of Securities by the Funds.

     (E) "Beneficial Ownership" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "1934 Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

     (F) "Control" has the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management of policies of a company, unless this power is solely the result of an official position with the company.

     (G) "Disinterested Trustee" means a Trustee of the Funds who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the 1940 Act.

     (H) "Initial Public Offering" means an offering of Securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

     (I)  "Investment Personnel" of the Funds or their investment adviser means:

          (1) Any employee of the Funds or investment adviser (or of any company in a control relationship to the Funds or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Funds; and

          (2) Any natural person who controls the Funds or their investment adviser and who obtains information concerning recommendations regarding the purchase or sale of Securities by the Funds.

     (J) "Limited Offering" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) of the 1933 Act or Rule 504, Rule 505 or Rule 506 under the 1933 Act.

     (K) "Purchase or Sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

     (L) "Security" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include:

          (1)  Direct obligations of the government of the United States.

          (2) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

          (3) Shares issued by open-end management investment companies registered under the 1940 Act.

          (4) Any other security determined by the Securities and Exchange Commission ("SEC") or its staff to be excluded from the definition of "covered security" contained in Rule 17j-1 under the 1940 Act.

     (M)  "Security Held or to be Acquired by the Funds" means:

          (1)  Any Security which, within the most recent 15 days:

               (a)  Is or has been held by the Funds; or

               (b) Is being or has been considered by the Funds or their investment adviser for purchase by the Funds. A security is "being or has been considered for purchase" when any individual who makes the final investment decision for a Fund is giving or has given serious consideration to a purchase of the security.

          (2) Any option to purchase or sell, and any Security convertible into, or exchangeable for, a Security described in paragraph (1) of this definition.

II.  Rules Applicable to Affiliated Officers and Trustees
     ----------------------------------------------------

     (A)  Incorporation of Code
          ---------------------

          Loomis, Sayles & Company, L.P. ("Loomis Sayles") imposes reporting requirements and restrictions on the personal securities transactions of its personnel. The provisions of the code of ethics of Loomis Sayles are incorporated into this Code of Ethics as the provisions applicable to officers or Trustees of the Funds who are officers, directors or employees of Loomis Sayles. Loomis Sayles must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics. A violation of the Loomis Sayles code of ethics by any Access Person covered by that code with respect to transactions involving the Funds will constitute a violation of this Code.

     (B)  Pre-Approval of Investments in IPOs and Limited Offerings
          ---------------------------------------------------------

          Investment Personnel of the Funds or Loomis Sayles must obtain approval from the Review Officer (as defined in the Loomis Sayles code of ethics) before directly or indirectly Acquiring Beneficial Ownership in any Securities in an Initial Public Offering or in a Limited Offering.

     (C)  Reports
          -------

          (1) The Review Officer will identify all Access Persons of Loomis Sayles who are required to submit reports under the Loomis Sayles code of ethics and inform each of these Access Persons of their reporting obligations.

          (2) Officers and Trustees of the Funds who are officers, directors or employees of Loomis Sayles will file the reports required under the Loomis Sayles code of ethics with the Review Officer.

          (3) The Review Officer will submit confidential monthly reports with respect to his or her personal securities transactions to a person designated in accordance with the Loomis Sayles code to receive his or her reports ("Alternate Review Officer"), who will act in all respects in the manner prescribed herein for the Review Officer.

          (4) A report filed with the Review Officer or the Alternate Review Officer in accordance with the Loomis Sayles code will be deemed to be filed with the Funds.

     (C)  Review
          ------

          (1) The Review Officer will compare the reported personal securities transactions with portfolio transactions of the Funds to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer will give that person an opportunity to supply additional explanatory material.

          (2) If the Review Officer determines that a violation of this Code has or may have occurred, the Review Officer will promptly submit his or her written determination, together with the report in question, any additional explanatory material provided by the individual in question, and a report of the sanctions, if any, imposed upon the individual by Loomis Sayles to the Secretary of the Funds, who will review the determination of whether a violation has occurred.

     (D)  Violations
          ----------

          (1) If the Secretary of the Funds finds that a violation has or may have occurred, he or she will promptly report the apparent violation and any sanction imposed by Loomis Sayles to the Trustees of the Funds.

          (2) No person will participate in a determination of whether he or she has committed a violation of the Loomis Sayles code or of the imposition of any sanction against himself or herself. If a securities transaction of the Secretary of the Funds is under consideration, a Trustee of the Funds not affiliated with Loomis Sayles and designated for the purpose by the Trustees of the Funds will act in all respects in the manner prescribed herein for the Secretary, as the case may be.

III. Rules Applicable to Persons other than Affiliated Officers and Trustees
     -----------------------------------------------------------------------

     This Section III will apply to Access Persons of the Funds who are not affiliated with Loomis Sayles, including Disinterested Trustees.

     (A)  Anti-fraud Prohibitions
          ------------------------

          No Access Person covered by this Section III will, in connection with the purchase or sale, directly or indirectly, by that person of a Security Held or to be Acquired by the Funds:

          (1)  employ any device, scheme or artifice to defraud the Funds;

          (2) make to the Funds any untrue statement of a material fact or omit to state to the Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (3) engage in any act, practice or course of business which would operate as a fraud or deceit upon the Funds; or

          (4)  engage in any manipulative practice with respect to the Funds.

     (B)  Prohibited Personal Securities Transactions
          -------------------------------------------

          Except as provided in paragraphs (C) and (D) of this Section III, no Access Person may Purchase or Sell, directly or indirectly, any Security in which the Access Person has, or by reason of such transaction Acquires, any direct or indirect Beneficial Ownership and which the Access Person knows at the time of such Purchase or Sale is Held or to be Acquired by a Fund.

     (C)  Discussion of Transactions With Fund Secretary
          ----------------------------------------------

          Any Access Person covered by this Section III who questions whether a contemplated transaction is prohibited by this Code should discuss the transaction with the Secretary of the Funds before proceeding with the transaction. In appropriate instances, if it appears to the Secretary that there is no reasonable likelihood of harm to the Funds from the transaction and the transaction is otherwise in accordance with the Code and Rule 17j-1, the Secretary may authorize the Access Person to engage in the transaction.

     (D)  Transactions Exempted from Section III(A) and (B)
          -------------------------------------------------

          The prohibitions of Section III(A) and (B) of this Code will not apply to the following transactions by Access Persons covered by this
          Section III:

          (1) Purchases or Sales of Securities over which the Access Person has no direct or indirect influence or control;

          (2) Purchases or Sales of Securities which are not eligible for Purchase or Sale by the Funds;

          (3) Purchases or Sales of Securities which are non-volitional on the part of the Access Person;

          (4) Purchases of Securities which are part of an automatic dividend reinvestment plan; and

          (5) Purchases of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its
                                   --- ----
               securities, to the extent these rights were acquired from that issuer.

     (E)  Reporting of Securities Holdings and Transactions
          -------------------------------------------------

          Every Access Person subject to this Section III must file with the Secretary of the Funds the following reports (including reports covering Securities exempted by Section III (C) or (D)):

          (1) Initial Holdings Reports. No later than 10 days after the Access Person becomes an Access Person, the following information:

               (a) The title, number of shares and principal amount of each Security in which the person had any direct or indirect Beneficial Ownership when the person became an Access Person;

               (b) The name of any broker, dealer or bank with whom the Access Person maintained an account containing securities (as defined in Section 2(a)(36) of the 1940 Act) in which the person had any direct or indirect Beneficial Ownership as of the date the person became an Access Person; and

               (c)  The date the report is being submitted by the Access Person.

          (2) Quarterly Transaction Reports. Not later than 10 days after the end of each calendar quarter, the following information:

               (a)  Securities Transactions.  With respect to any Acquisition or
                    -----------------------
                    Disposition during the quarter of a Security in which the Access Person had any direct or indirect Beneficial
                    Ownership:

                    (i) The date of the Acquisition or Disposition, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security;

                    (ii) The nature of the Acquisition or Disposition (i.e., Purchase, Sale, gift or any other type of Acquisition or Disposition);

                    (iii) The price of the Security at which the Acquisition or Disposition was effected;

                    (iv) The name of the broker, dealer or bank with or through which the Acquisition or Disposition was effected; and

                    (v) The date the report is being submitted by the Access Person.

               (b)  Brokerage Accounts.  With respect to any account established
                    ------------------
                    by the Access Person containing securities (as defined in Section 2(a)(36) of the 1940 Act) in which the person had a direct or indirect Beneficial Ownership:

                    (i) The name of the broker, dealer or bank with whom the Access Person established the account;

                    (ii)   The date the account was established; and

                    (iii) The date the report is being submitted by the Access Person.

          (3) Annual Holdings Reports. Within 30 days after the end of each calendar year, the following information as of the end of the last day of that calendar year:

               (a) The title, number of shares and principal amount of each Security in which the person had any direct or indirect Beneficial Ownership;

               (b) The name of any broker, dealer or bank with whom the Access Person maintained an account containing securities (as defined in Section 2(a)(36) of the 1940 Act) in which the person had any direct or indirect Beneficial Ownership; and

               (c)  The date the report is being submitted by the Access Person.

          (4) Disclaimer of Beneficial Ownership; No Admission of Violation. Any report submitted by an Access Person in accordance with this
               Section III(E) may contain a statement that the report will not be construed as an admission by that person that he or she has any direct or indirect beneficial ownership in the Security to which the report relates, and the existence of any report will not by itself be construed as an admission that any event reported on constitutes a violation of Section III(A) or (B) hereof.

          (5) Identification and Notification of Access Persons. The Secretary of the Funds will identify all Access Persons of the Funds who are required to submit reports under this Section III(E) and inform each of these Access Persons of their reporting obligations.

     (F)  Exceptions from Reporting Requirements
          ---------------------------------------

          (1) An Access Person subject to this Section III will not be required to make any report referred to in Section III(E) with respect to transactions effected for, and Securities held in, any account over which that person has no direct or indirect influence or control.

          (2)  A Disinterested Trustee of the Funds need not make:

               (a) Any initial or annual holdings report referred to in Section III(E)(1) or III(E)(3) of this Code.

               (b) Any quarterly transaction report referred to in Section III(E)(2) of this Code, unless the Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee of the Funds, should have known that, during the 15-day period immediately preceding or following the date of the Trustee's transaction in a Security, the Funds Purchased or Sold the Security, or the Funds or their investment adviser considered Purchasing or Selling the Security.

          (3) An Access Person need not make a quarterly transaction report under Section III(E)(2) of this Code if the report would duplicate information contained in broker trade confirmations or account statements received by the Funds or Loomis Sayles with respect to the Access Person in the time period required by
               Section III(E)(2), if all of the information required by this section is contained in the broker confirmations or account statements, or in the records of the Funds or Loomis Sayles.

     (G)  Review of Section III(E) Reports
          --------------------------------

          (1) The Secretary of the Funds or his or her delegate will promptly review all reports submitted in accordance with Section III(E) and compare the reported personal securities holdings and transactions with the portfolio holdings and transactions of the Funds to determine whether any transaction ("Reviewable Transaction") listed in Section III(A) or (B) (even if exempt under Section III(C) or (D)) may have occurred.

          (2) If the Secretary of the Funds or his or her delegate determines that a Reviewable Transaction may have occurred, he or she will then determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under Sections III(C) and (D). Before making any determination that a violation has been committed by an Access Person, the Secretary will give that person an opportunity to supply additional information regarding the transaction in question.

     (H)  Enforcement
          -----------

          If the Secretary determines that a violation of this Code has or may have occurred, he or she will promptly report the apparent violation to the Trustees of the Funds. The Trustees, with the exception of any person whose transaction is under consideration, will take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

IV.  Miscellaneous
     -------------

     (A)  Approval of Codes of Ethics and Material Changes
          ------------------------------------------------

          The Trustees, including a majority of the Disinterested Trustees, must approve this Code of Ethics, the Loomis Sayles code of ethics and any material changes to either code of ethics.

          (1) The Trustees must base their approval of either code or any material changes thereto on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the anti-fraud provisions of Rule 17j-1(b) under the 1940 Act.

          (2) Before approving this Code of Ethics, the Loomis Sayles code of ethics or any amendment to either code, Loomis Sayles must provide to the Trustees a certification that Loomis Sayles has adopted procedures reasonably necessary to prevent Access Persons from violating the Loomis Sayles code of ethics.

          (3) The Trustees must approve a material change to either code of ethics within six months after the adoption of the change.

     (B)  Reports to Trustees
          -------------------

          No less frequently than annually, the Secretary of the Funds and Loomis Sayles must furnish to the Trustees, and the Trustees must consider, a written report that:

          (1) Describes any issues arising under the codes of ethics or procedures of the Funds and Loomis Sayles since the last report to the Trustees, including but not limited to, information about material violations of any code or procedures and sanctions imposed in response to material violations; and

          (2) Certifies that the Funds and Loomis Sayles have adopted procedures reasonably necessary to prevent Access Persons from violating their respective codes of ethics.

     (C)  Recordkeeping Requirements
          --------------------------

          (1) The Funds must, at their principal place of business, maintain all of the following records in the manner and to the extent set forth below. These records will be available to the SEC or any representatives of the SEC at any time and from time to time for reasonable periodic, special or other examinations.

               (a) A copy of each of the Funds' codes of ethics that is in effect, or at any time within the past five years was in effect, must be preserved in an easily accessible place.

               (b) A record of any violation of this Code or a predecessor code, and of any action taken as a result of the violation, must be maintained in an easily accessible place at least five years after the end of the fiscal year in which the violation occurs.

               (c) A copy of each report made pursuant to this Code by any Access Person subject to Section III of this Code, including any information provided in reliance on Section III(F)(3) of this Code, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in easily accessible place.

               (d) A record of all persons, currently or within the last five years, who are or were required to make reports pursuant to
                    Section III of this Code, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

               (e) A copy of each report required by Section IV(B) of this Code must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

          (2) The Adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of Securities acquired in an Initial Public Offering or in a Limited Offering, for at least five years after the end of the fiscal year in which the approval is granted.

          (3) Any record described in this Section IV(C) that is maintained by Loomis Sayles in accordance with its code of ethics will be deemed to have been maintained by the Funds.

     (D)  Confidentiality
          ---------------

          All reports of Securities transactions and any other information filed with the Funds pursuant to this Code will be treated as confidential. However, information bearing on a possible compliance issue under or violation of the Code may be made available to the Funds' trustees and officers, outside counsel, other affected personnel of the Funds or Loomis Sayles, the Securities and Exchange Commission and other regulatory or governmental authorities.

     (E)  Interpretation of Provisions; Procedures
          ----------------------------------------

          The Trustees may from time to time adopt such interpretations of or additional procedures under this Code as they deem appropriate.

     (F)  Consultation with Fund Counsel
          ------------------------------

          Whenever the Secretary considers it desirable, he or she will consult with the Funds' counsel concerning any matter arising under the Code.


February, 2000



s:\lsf\code\code00.doc